STANDISH, AYER & WOOD MASTER PORTFOLIO
                                  P.O. Box 501
                           George Town, Grand Cayman
                             Cayman Island, B.W.I.

                                  June 2, 1997



Investors Bank & Trust Company
One First Canadian Place
King Street West, Suite 2000
P.O. Box231
Toronto, Canada M5X 1C8

         Re:      Custodian Agreement (the "Agreement")

Ladies and Gentlemen:

Attached is an amendment to AppendixA (the "Amendment") to the Agreement between Standish, Ayer & Wood Master Portfolio (the "Trust") and you. Pursuant to ss.17 of the Agreement, the Trust proposes that the Agreement be amended to include an additional series of the Trust named in the Amendment in bold.

Please indicate your acceptance of the foregoing by executing the four originals of this letter agreement, returning two to the Trust and retaining two for your records.

Very truly yours,

Standish, Ayer & Wood Master Portfolio      Investors Bank & Trust Company




By:     ___________________________      By:____________________________

Name:___________________________         Name:_________________________

Title:____________________________       Title:__________________________

                              CUSTODIAN AGREEMENT
                 between Standish, Ayer & Wood Master Portfolio
                       and Investors Bank & Trust Company


                                   APPENDIX A
                             (Revised June 2, 1997)



Standish Fixed Income Portfolio
Standish Equity Portfolio
Standish Small Capitalization Equity Portfolio
Standish Global Fixed Income Portfolio
Standish Small Capitalization Equity Portfolio II
Standish Diversified Income Portfolio